                                                                      EXHIBIT 21
                                                                     Page 1 of 2


                                                          State/Country          Name(s) under which Subsidiary
List of Subsidiaries                                    of  Incorporation               does business (1)
---------------------------------------------------------------------------------------------------------------
Advanced Circuit Technology, Inc.                       Delaware, U.S.A.           Advanced Circuit Technology
Amphenol Aerospace France, Inc.                         Delaware, U.S.A.
Air LB                                                   Canada, France                      Air LB
Amphenol Australia Pty Ltd.                                 Australia
Amphenol Benelux B.V.                                    The Netherlands                    Amphenol
Amphenol Borg Limited                                        England
Amphenol do Brasil Ltda.                                     Brazil                         Amphenol
Amphenol Canada Corp.                                    Ontario, Canada                    Amphenol
Amphenol Commercial & Industrial
     France, L.L.C.                                     Delaware, U.S.A.
Amphenol Commercial and Industrial UK, Limited               England
Amphenol Connexus AB                                         Sweden                         Connexus
Amphenol-Daeshin Electronics and
      Precision Co., Ltd.                                     Korea                   Dae Shin Electronics
Amphenol East Asia Limited                                  Hong Kong                 AEAL, AEAM, Amphenol
Amphenol Eesti  Ou                                           Estonia                       Micro Link
Amphenol Foreign Sales Corporation                          Barbados
Amphenol France S.A.S.                                       France
Amphenol Funding Corp.                                  Delaware, U.S.A.
Amphenol Germany GmbH                                        Germany
Amphenol Gesellschaft  m.b.H.                                Austria                        Amphenol
Amphenol Holdings Pty. Ltd.                                 Australia
Amphenol Holding UK, Limited                                 England
Amphenol Interconnect Products Corporation              Delaware, U.S.A.                      AIPC
Amphenol International Ltd.                             Delaware, U.S.A.
Amphenol Italia, S.p.A.                                       Italy                         Amphenol
Amphenol Japan K.K.                                           Japan                         Amphenol
Amphenol-Kai Jack, Inc.                              British Virgin Islands
Amphenol-Kai Jack Industrial Co., Ltd.                       Taiwan                         Kai Jack
Amphenol-Kai Jack (Shenzhen), Inc.                            China
Amphenol Limited                                             England                        Amphenol
Amphenol Optimize Manufacturing Co.                      Arizona, U.S.A.                    Optimize
Amphenol Optimize Mexico S.A. de C.V.                        Mexico
Amphenol Socapex S.A.S.                                      France                          Socapex
Amphenol T&M Antennas, Inc.                             Delaware, U.S.A.

--------------------------------------------------------------------------------
(1) Each subsidiary also does business under the corresponding corporate name listed in column 1.

                                                                      EXHIBIT 21
                                                                     Page 2 of 2

                                                          State/Country          Name(s) under which Subsidiary
List of Subsidiaries                                    of  Incorporation               does business (1)
---------------------------------------------------------------------------------------------------------------
Amphenol-TFC (Changzhou)
     Communications Equipment Co., Ltd.                  China                      Amphenol, Times Fiber, TFC
Amphenol Taiwan Corporation                             Taiwan                               Amphenol
Amphenol Technical Products International Co.           Canada                   Technical Products International
Amphenol-Tuchel Electronics GmbH                        Germany                               Tuchel
Amphenol USHoldco Inc.                             Delaware, U.S.A.
Amphetronix Limited                                      India                              Amphetronix
Connex Connector Corporation                      California, U.S.A.                          Connex
Guangzhou Amphenol Electronics
         Communication Co., Ltd.                         China
Konfektion E Elektronik GmbH                            Germany
Korea Air Electronic Co., Ltd.                           Korea
LPL Technologies Holding GmbH                           Germany
Lonef  Svenska, AB                                      Sweden
Matir, S.A.                                             Uruguay
Pyle-National Ltd.                                      England                            Pyle-National
Pyle-National of Canada Inc.                        Ontario, Canada                        Pyle-National
Sine Systems*Pyle Connectors Corporation           Delaware, U.S.A.                     Sine, Pyle-National
Spectra Strip Limited                                   England
TFC South America S.A.                                 Argentina                            Times Fiber
Times Fiber Canada Limited                          Ontario, Canada                         Times Fiber
Times Fiber Communications, Inc.                   Delaware, U.S.A.                         Times Fiber
U-Jin Cable Industrial Co. Ltd.                          Korea                                 U-JIN

--------------------------------------------------------------------------------
(1) Each subsidiary also does business under the corresponding corporate name listed in column 1.